UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): July 7, 2014

TRANSCONTINENTAL REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-09240	94-6565852
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 469-522-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01. Other Events

On July 7, 2014, the holder of 30,000 shares of Series C Convertible Preferred Stock of Transcontinental Realty Investors, Inc. (the “Issuer” or the “Company” or “TCI”) surrendered all of such shares for conversion into Common Stock. Under the Certificate of Designation, the “Conversion Date” was the date of surrender and the calculated “Conversion Price” was 90% of the simple average of the daily closing price of the Common Stock for the five Business Days immediately prior to the date of conversion on the New York Stock Exchange (“NYSE”), which yielded an average closing price, resulting in a Conversion Price of $12.9384 per share. As of the surrender date, the 30,000 shares of Series C Convertible Preferred Stock of TCI also had accumulated dividend entitlements, which yielded additional accrued dividends to be added to the aggregate liquidation value, which, when divided by the Conversion Price, yielded a base amount, which was rounded up to 304,298 Shares issued upon conversion to such holder. The issuance of 304,298 Shares of Common Stock on July 7, 2014, increased the number of issued and outstanding shares of Common Stock of TCI from 8,413,469 shares to 8,717,767 shares. No significant effect occurred with respect to the balance sheet of TCI except that certain dividends payable were eliminated as a liability by crediting same amount to stockholders’ equity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 11, 2014

TRANSCONTINENTAL REALTY

INVESTORS, INC.

By: /s/ Gene S. Bertcher

Gene S. Bertcher, Executive Vice

President and Chief Financial Officer